FORM SERVICER CERTIFICATION

Re: Asset Backed Securities Corporation
    Encore Credit Receivables Trust Series 2005-4
    Asset Backed Pass-Through Certificates, Series 2005-4

I, Troy Gotschall, a duly elected and acting officer of Encore Credit Corp. (the "Servicer"), certify pursuant to Section 4.06(d) of the Pooling and Servicing Agreement to the Depositor, the Seller, the Trustee and each Person, if any, who "controls" the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the "Relevant Year"), as follows:

1. For purposes of this Certificate, "Relevant Information" means the information in the certificate provided pursuant to Section 3.20 of the Pooling and Servicing Agreement (the "Annual Compliance Certificate") for the Relevant Year and the information in all servicing reports required pursuant to the Pooling and Servicing Agreement to be provided by the Servicer to the Trustee during the Relevant Year. Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year.

2. The Relevant Information has been provided to those Persons entitled to receive it.

3. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement during the Relevant Year. Based upon the review required by the Pooling and Servicing Agreement and except as disclosed in the Annual Compliance Certificate or the accountants' statement provided pursuant to Section 3.21 of the Pooling and Servicing
Agreement, to the hest of my knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the Relevant Year.

     Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated October 1, 2005 (the "Pooling and Servicing Agreement"), among Asset Backed Securities Corporation, as depositor (the "Depositor"), Encore Credit Corp., as seller (the "Seller"), CitiMortgage, Inc., as master services ("Master Services"), the Servicer, MortgageRamp, Inc., as loan performance advisor (the "Loan Performance Advisor") Citibank, N.A. as securities administrator (the "Securities Administrator"), and Deutsche Bank National Trust
Company, as trustee (the "Trustee").


ECC CAPITAL CORPORATION,
as Servicer

By: /s/ Troy Gotschall
-----------------------
Troy Gotschall
President

Date 3/22/06
-----------------------